Exhibit 99.1

ADM Reports First Quarter Earnings of $0.70 per Share,
$0.68 per Share on an Adjusted Basis
•Net earnings of $393 million
•Segment operating profit includes negative timing effects, largely offset by 2017 U.S. biodiesel tax credit

CHICAGO, May 1, 2018—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended March 31, 2018.

“The team executed exceptionally well in the first quarter, and we harvested the benefits of the strategic actions we took over the last few years, delivering strong results,” said ADM Chairman and CEO Juan Luciano.

“Looking forward, we are focusing our growth efforts on five key platforms—animal nutrition, bioactives, carbohydrates, human nutrition and taste—as well as geographic regions that are seeing increasing consumer demand. And, through Readiness, we are enhancing our agility, streamlining and standardizing our processes, and implementing innovative technologies for our business and our customers.

“The consistent execution of our strategic plan, combined with our first quarter results, improving market conditions for many of our businesses, and the benefits of U.S. tax reform, lead us to be even more confident about 2018.”

First Quarter 2018 Highlights

	2018	2017
	(Amounts in millions except per share data)
Earnings per share (as reported)	$0.70	$0.59
Adjusted earnings per share[1]	$0.68	$0.60

Segment operating profit	$704	$676
Adjusted segment operating profit[1]	$717	$678
Origination	45	47
Oilseeds	350	313
Carbohydrate Solutions	213	211
Nutrition	96	77
Other	13	30

•
EPS as reported of $0.70 includes a $0.02 per share charge related to asset impairment and restructuring activities, a positive $0.03 per share tax adjustment related to U.S. tax reform, and a positive $0.01 per share adjustment related to LIFO. Adjusted EPS, which excludes these items, was $0.68.[1]

•
Reported and adjusted earnings include negative mark-to-market timing effects in Oilseeds and Origination, largely offset by approximately $120 million of income from the 2017 U.S. biodiesel tax credit.

1 Non-GAAP financial measures; see pages 4, 9 and 10 for explanations and reconciliations, including after-tax amounts.

Results of Operations
Origination results were in line with the prior year. Negative timing effects that impacted the quarter’s performance are expected to reverse in future quarters as contracted agreements are executed.

Merchandising and Handling was up significantly year-over-year. Global Trade had higher margins and increased volumes, resulting in a significant turnaround compared to the year-ago period. North American Grain was down compared to the first quarter of 2017 on lower U.S. export volumes and approximately $40 million of mark-to-market effects on existing contracts due to improvements in forward export margins and barge freight rates; those impacts are expected to reverse in future quarters as contracts are executed.

Transportation was down due to high river levels, resulting in increased operating costs.

Oilseeds results were up over the first quarter of 2017.

Global market dynamics continued to push soybean crush margins higher, and the company set crush volume records in North and South America. Improving crush margins resulted in negative timing effects of more than $100 million on forward hedges, which led to Crushing and Origination results that were lower than the year-ago period; the majority of those impacts are expected to reverse over the course of 2018. South America saw strong origination volumes and improving margins as farmer selling accelerated. Softseeds were down on lower margins.

Refining, Packaging, Biodiesel and Other results were substantially higher on approximately $120 million of income due to the passage of the 2017 biodiesel tax credit.

Asia was lower on Wilmar results.

Carbohydrate Solutions results were in line with the year-ago quarter.

Starches and Sweeteners was up over the prior year on increasing contributions from the Chamtor acquisition and solid results from joint ventures in North America, as well as improved results from starches and dry sweeteners. Wheat Milling was up, benefiting from stronger margins.

Bioproducts results were down versus the year-ago quarter in a pressured ethanol industry margin environment.

Nutrition was up versus the year-ago period.

WFSI results were in line with the first quarter of 2017. WILD had another quarter of double-digit profit increases versus the prior-year period, offset by some weakness in Specialty Ingredients.

Animal Nutrition was up significantly over the first quarter of 2017 with strong trade sales, and a good product mix with strong margins.

Other results decreased due to lower underwriting performance in captive insurance operations and lower results at ADM Investor Services.

Other Items of Note
ADM made changes to its segment reporting in the first quarter of 2018 to reflect the company’s new operating structure. To assist in reconciling the new segment results to the prior presentation, the table on page 11 provides financial information under the historical segmentation for the first quarter of 2018.

As additional information to help clarify underlying business performance, the table on page 9 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $704 million for the quarter includes charges of $13 million ($0.02 per share) related to asset impairment and restructuring charges.

In Corporate results, unallocated corporate costs for the quarter increased due to a $19 million expenditure with an offsetting benefit in income taxes.

Other charges for the quarter in Corporate include several individually insignificant restructuring charges totaling $3 million, compared with last year’s restructuring charges of $1 million.

The effective tax rate for the quarter was approximately 15 percent, down from approximately 26 percent in the prior year, due mainly to U.S. tax reform, which reduced the federal income tax rate from 35 percent to 21 percent. In addition, there were favorable changes in the forecasted mix of pre-tax earnings; the effects of the biodiesel credit; and certain discrete tax items.

Conference Call Information
ADM will host a webcast on May 1, 2018, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 31,000 employees serving customers in more than 170 countries. With a global value chain that includes approximately 500 crop procurement locations, 270 ingredient manufacturing facilities, 44 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
Jackie Anderson                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) and Corporate Results
(unaudited)

	Quarter ended March 31
(In millions)	2018	2017	Change

Segment Operating Profit	$704	$676	$28
Less specified items:
Impairment and restructuring charges	13	9	4
Hedge timing effects	—	(7)	7
Adjusted Segment Operating Profit	$717	$678	$39

Origination	$45	$47	$(2)
Merchandising and handling	42	23	19
Transportation	3	24	(21)

Oilseeds	$350	$313	$37
Crushing and origination	68	121	(53)
Refining, packaging, biodiesel, and other	173	57	116
Asia	109	135	(26)

Carbohydrate Solutions	$213	$211	$2
Starches and sweeteners	216	201	15
Bioproducts	(3)	10	(13)

Nutrition	$96	$77	$19
WFSI	73	73	—
Animal Nutrition	23	4	19

Other	$13	$30	$(17)

Segment Operating Profit	$704	$676	$28

Corporate Results	$(240)	$(218)	$(22)

LIFO credit (charge)	8	13	(5)
Interest expense - net	(83)	(79)	(4)
Unallocated corporate costs	(146)	(124)	(22)
Other charges	(19)	(28)	9
Earnings Before Income Taxes	$464	$458	$6

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended March 31
	2018	2017
	(in millions, except per share amounts)

Revenues	$15,526	$14,988
Cost of products sold	14,637	14,116
Gross profit	889	872
Selling, general, and administrative expenses	513	516
Asset impairment, exit, and restructuring costs	16	10
Equity in (earnings) losses of unconsolidated affiliates	(147)	(172)
Interest income	(33)	(23)
Interest expense	91	81
Other (income) expense - net	(15)	2
Earnings before income taxes	464	458
Income tax expense	(68)	(118)
Net earnings including noncontrolling interests	396	340

Less: Net earnings (losses) attributable to noncontrolling interests	3	1
Net earnings attributable to ADM	$393	$339

Diluted earnings per common share	$0.70	$0.59

Average number of shares outstanding	565	579

	Quarter ended March 31
	2018	2017
	(in millions)
Other (income) expense - net consists of:
Gains on sales of assets (a)	$(6)	$(16)
Other - net (b)	(9)	18
	$(15)	$2

(a) Current quarter net gains include individually insignificant disposals in Carbohydrate Solutions ($2 million), Oilseeds ($1 million), and Origination ($4 million) partially offset by a loss in Corporate ($1 million) . Prior quarter gains included individually insignificant disposals in Oilseeds ($3 million), Origination ($11 million), and Corporate ($2 million).

(b) Other - net in the current quarter includes other income partially offset by foreign exchange losses. Other - net in the prior quarter included foreign exchange losses and other pension cost partially offset by other income.

Summary of Financial Condition
(Unaudited)

	March 31, 2018	March 31, 2017
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$797	$476
Short-term marketable securities (a)	—	272
Operating working capital (b)	9,167	7,387
Property, plant, and equipment	10,123	9,771
Investments in and advances to affiliates	5,151	4,700
Long-term marketable securities	91	196
Goodwill and other intangibles	3,970	3,780
Other non-current assets	859	697
	$30,158	$27,279
Financed By
Short-term debt (b)	$2,330	$420
Long-term debt, including current maturities (b)	6,670	6,787
Deferred liabilities	2,362	2,917
Temporary equity	59	26
Shareholders’ equity	18,737	17,129
	$30,158	$27,279

(a)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Three months ended March 31
	2018	2017
	(in millions)
Operating Activities
Net earnings	$396	$340
Depreciation and amortization	235	225
Asset impairment charges	12	1
Gains on sales of assets	(6)	(16)
Other - net	(84)	(42)
Change in deferred consideration in securitized receivables(a)	(2,450)	(2,185)
Other changes in operating assets and liabilities	(1,677)	188
Total Operating Activities	(3,574)	(1,489)

Investing Activities
Purchases of property, plant and equipment	(196)	(200)
Net assets of businesses acquired	—	(90)
Proceeds from sale of business/assets	14	25
Investments in retained interest in securitized receivables(a)	(1,298)	(881)
Proceeds from retained interest in securitized receivables(a)	3,656	3,310
Marketable securities - net	—	72
Other investing activities	4	(188)
Total Investing Activities	2,180	2,048

Financing Activities
Long-term debt payments	(1)	(2)
Net borrowings (payments) under lines of credit	1,474	263
Share repurchases	—	(248)
Cash dividends	(190)	(183)
Other	(6)	(10)
Total Financing Activities	1,277	(180)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(117)	379
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	1,858	1,561
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$1,741	$1,940

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018. Prior period amounts have been restated to conform to the current presentation.

Segment Operating Analysis
(unaudited)

	Quarter ended March 31
	2018	2017
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,047	8,819
Corn	5,591	5,544
Total processed volumes	14,638	14,363

	Quarter ended March 31
	2018	2017
	(in millions)
Revenues
Origination	$6,215	$6,303
Oilseeds	5,633	5,226
Carbohydrate Solutions	2,622	2,510
Nutrition	950	855
Other	106	94
Total revenues	$15,526	$14,988

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
	2018		2017
	In millions	Per share	In millions	Per share
Net earnings and EPS (fully diluted) as reported	$393	$0.70	$339	$0.59
Adjustments:
LIFO charge (credit) (a)	(6)	(0.01)	(8)	(0.01)
Asset impairment and restructuring charges (b)	12	0.02	8	0.01
Tax adjustment (c)	(14)	(0.03)	4	0.01
Sub-total adjustments	(8)	(0.02)	4	0.01
Adjusted net earnings and adjusted EPS	$385	$0.68	$343	$0.60

(a)
Current quarter changes in the Company’s LIFO reserves of $8 million pretax ($6 million after tax), tax effected using the Company’s U.S. income tax rate. Prior quarter changes in the Company’s LIFO reserves of $13 million pretax ($8 million after tax), tax effected using the Company’s U.S. income tax rate.

(b)
Current quarter charges of $16 million pretax ($12 million after tax) primarily related to the impairment of an equity investment and restructuring charges, tax effected using the applicable tax rates. Prior quarter charges of $10 million pretax ($8 million after tax) related to impairment of certain long-lived assets and restructuring charges, tax effected using the applicable tax rates.

(c)
Tax adjustment due to reduction of the provisional tax amount related to the enactment of the Tax Cuts and Jobs Act totaling $14 million in the current quarter and out of period discrete tax adjustment of $4 million in the prior quarter.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of certain specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of certain specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	June 30, 2017	Sep. 30, 2017	Dec. 31, 2017	Mar. 31, 2018	Mar. 31, 2018

Net earnings attributable to ADM	$276	$192	$788	$393	$1,649
Adjustments:
Interest expense	86	79	84	91	340
LIFO	9	—	2	(8)	3
Other adjustments (3)	20	106	(303)	2	(175)
Total adjustments	115	185	(217)	85	168
Tax on adjustments	(13)	(70)	(55)	(35)	(173)
Net adjustments	102	115	(272)	50	(5)
Total Adjusted ROIC Earnings	$378	$307	$516	$443	$1,644

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	June 30, 2017	Sep. 30, 2017	Dec. 31, 2017	Mar. 31, 2018	Quarter Average

Equity (1)	$17,411	$17,570	$18,313	$18,732	$18,007
+ Interest-bearing liabilities (2)	6,980	7,336	7,493	9,000	7,702
+ LIFO adjustment (net of tax)	44	44	46	49	46
Other adjustments (3)	43	66	(326)	(2)	(55)
Total Adjusted Invested Capital	$24,478	$25,016	$25,526	$27,779	$25,700

Adjusted Return on Invested Capital					6.4%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations, and long-term debt
(3) Includes the impact of U.S. tax reform

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) as Currently Reported vs Previous Segments
(unaudited)

		Quarter Ended March 31, 2018
As Currently Reported	Pro Forma	As Currently Reported	Pro Forma
		(In millions)
Segment Operating Profit	Segment Operating Profit	$704	$704
Less specified items:	Less specified items:
Impairment and restructuring charges	Impairment and restructuring charges	13	13
Adjusted Segment Operating Profit	Adjusted Segment Operating Profit	$717	$717

Origination	Agricultural Services	$45	$89
Merchandising and handling	Merchandising and handling	42	40
Transportation	Transportation	3	3
	Milling and Other	—	46

Oilseeds	Oilseeds	$350	$352
Crushing and origination	Crushing and origination	68	67
Refining, packaging, biodiesel, & other	Refining, packaging, biodiesel, & other	173	175
Asia	Asia	109	110

Carbohydrate Solutions	Corn Processing	$213	$190
Starches and sweeteners	Sweeteners and Starches	216	172
Bioproducts	Bioproducts	(3)	18

Nutrition	Wild Flavors & Specialty Ingredients	$96	$73
WFSI	Wild Flavors & Specialty Ingredients	73	73
Animal Nutrition		23	—

Other	Other	$13	$13

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.